REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audit of the
financial statements of Advisory Research
International Small Cap Value Fund, Advisory
Research Global Value Fund, Advisory Research All
Cap Value Fund, and Advisory Research
International All Cap Value (the Funds), each a series
of Investment Managers Series Trust, for the year
ended October 31, 2012, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered their
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Funds internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A companys
internal control over financial reporting is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A companys internal control
over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.   A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.








Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal control
that might be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).   However, we noted
no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2012.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Investment Managers Series Trust and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 20, 2012












To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two